UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2016

FIRST SOUTH BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-4178

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 21, 2016, Linley H. Gibbs, Jr., a Director of First South Bancorp, Inc. (the “Registrant”) and First South Bank (the “Bank”), a wholly~~-~~owned subsidiary of the Registrant, submitted notification of his retirement as a Director of the Registrant and the Bank, effective immediately, as of March 21, 2016.

Mr. Gibbs’ retirement is for personal reasons and is not due to any disagreement with the Registrant related to its operations, policies, or practices.

Mr. Gibbs was first elected a Director of the Registrant in 1996 and was first elected a Director of the Bank in 1985, representing approximately 31 years of commitment to the Bank. From 2001 through 2005, Mr. Gibbs served as Chairman of the Board of Directors (the “Board”) of both the Registrant and the Bank.

Item 8.01. Other Events

On March 24, 2016, the Board adopted a resolution pursuant to the Bylaws of the Registrant to reduce the Board from nine to eight members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

First South Bancorp, Inc.
(Registrant)

Date: March 25, 2016	By:	/s/ Bruce W. Elder
Bruce W. Elder President and Chief Executive Officer